UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2012
________________________

McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

 (Registrant's telephone number, including area code):  (630) 623-3000
_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

McDonald’s Corporation (the “Company”) is filing this Current Report on Form 8-K to reflect the retrospective adoption of an amendment to the Financial Accounting Standards Board’s Accounting Standards Codification Topic 220, “Comprehensive Income”  (“ASC 220”), with respect to the financial information contained in its Annual Report on Form 10-K for the year ended December 31, 2011.  As previously disclosed in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012, the Company adopted the amendment to ASC 220, which addressed the presentation of comprehensive income in financial statements.  The amendment affects only the display of information and does not change existing recognition and measurement requirements in our consolidated financial statements.

The following presents the unaudited Consolidated Statements of Comprehensive Income for the Company for each of the three years in the period ended December 31, 2011, which should be read in conjunction with the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

McDonald's Corporation
Consolidated Statement of Comprehensive Income
Years Ended December 31,

In millions	2011	2010	2009
Net income	$5,503.1	$4,946.3	$4,551.0
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of hedging	(285.1)	(3.0)	714.1
Cash flow hedging adjustments	(10.4)	(1.5)	(31.5)
Pension liability adjustment	(7.7)	10.0	(36.5)
Total other comprehensive income (loss), net of tax	(303.2)	5.5	646.1
Comprehensive income	$5,199.9	$4,951.8	$5,197.1

   The information included in this Current Report on Form 8-K is presented for information purposes only in connection with the reporting change described above and does not amend or restate the Company's audited consolidated financial statements, which were included in its Annual Report on Form 10-K for the year ended December 31, 2011. This Current Report on Form 8-K does not reflect events occurring after the Company filed its Annual Report on Form 10-K for the year ended December 31, 2011, and does not modify or update the disclosures therein in any way, other than to illustrate the adoption of the new accounting standard as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION
(Registrant)

Date: September 28, 2012	By:	/s/ Kevin M. Ozan
Kevin M. Ozan
Corporate Senior Vice President - Controller